SECURITIES AND EXCHANGE COMMISSION

                            WASHINGTON, D.C.  20549


                                -------------------


                                     Form 8-K

                                  Current Report

                        Pursuant to Section 13 or 15(d) of
                        the Securities Exchange Act of 1934


                        Date of Report: September 24, 1998





Commission        Exact name of registrant as specified in its charter    State of         I.R.S. Employer
File Number       and principal office address and telephone number       Incorporation    ID. Number

1-14514           Consolidated Edison, Inc.                               New York         13-3965100
                  4 Irving Place, New York, New York 10003
                  (212) 460-3900


 1-1217           Consolidated Edison Company
                  of New York, Inc.                                       New York         13-5009340
                  4 Irving Place, New York, New York 10003
                  (212) 460-4600







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                                       - 2 -

                     INFORMATION TO BE INCLUDED IN THE REPORT

ITEM 5.  OTHER EVENTS
Preferred Stock Refunding

      On September 24, 1998, the Company entered into an underwriting agreement with Morgan Stanley & Co. Incorporated, as representative of the underwriters named therein, for the sale of $75 million aggregate principal amount of the Company's 6.90% Debentures, Series 1998 D (the "1998 D Debentures"). The 1998 D Debentures were registered under the Securities Act of 1933 pursuant to a Registration Statement on Form S-3 (No. 333-45745, declared effective February 11, 1998) relating to $500 million aggregate principal amount of unsecured debt securities of the Company, $60 million of which have been sold in a previous offering of debt securities. Copies of the underwriting agreement and the definitive form of the 1998 D Debentures are filed as exhibits to this report.

      It is expected that approximately $70.2 million of the net proceeds to be received by Con Edison from the sale of the 1998 D Debentures will be applied to redeem all of its outstanding Cumulative Preferred Stock, 5-3/4%, Series A ($100 par value) at a redemption price of $102 per share; Cumulative Preferred Stock, 5-1/4%, Series B ($100 par value) at a redemption price of $102 per share; and Cumulative Preferred Stock, 7.20%, Series I ($100 par value) at a redemption price of $102.88 per share. The balance of the net proceeds will be used for general corporate purposes.

Year 2000 Issues and Consequences
      The "Year 2000 problem" arose because many existing computer programs use only the last two digits to refer to a year. These computer programs do not properly recognize a year that begins with "20" instead of the familiar "19." If not corrected, many computer applications could fail or create erroneous results. The extent of the potential impact of the Year 2000 problem is not yet known and, if not timely corrected, it could affect the global economy.

      In 1995 Con Edison began a program to address its Year 2000 issues. An inventory and assessment of Con Edison's company-developed systems, vender-developed systems, technology infrastructure and telecommunications infrastructure has been completed. Con Edison expects that necessary changes to company-developed systems that are critical to providing energy service to its customers and an inventory and assessment of the embedded technology in its equipment, machinery and operating systems will be completed by year-end 1998. Con Edison plans that any necessary changes to its other systems, infrastructure and embedded technologies will be completed by June 1999. Con Edison intends to continue to test its Year 2000 readiness throughout 1999. Con Edison estimates that the cost of its Year 2000 program will be approximately $27 million, of which approximately $20 million has been incurred. The cost is being funded from internally-generated funds and expensed as incurred.


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                                       - 3 -


Con Edison is contacting entities, such as energy, service or material suppliers, that are critical to providing energy service to its customers to determine the Year 2000 readiness of these entities. Con Edison has also sent inquiries regarding Year 2000 readiness to 4,500 suppliers. No third party has indicated to Con Edison that it has a Year 2000 problem that will have a material adverse effect on Con Edison's business.

Con Edison expects that its program will be adequate to address its Year 2000 issues, but nevertheless intends to develop a contingency plan in early 1999. There can, of course, be no assurance as to whether the contingency plan will successfully address any contingencies that arise. In the event that Con Edison is unsuccessful in addressing its Year 2000 issues, there could be a material adverse effect on Con Edison's financial condition, results of operations and liquidity.

This Year 2000 discussion includes forward-looking statements, which are statements of future expectation and not fact. Words such as "expects," "plans," "intends," "estimates" and similar expressions identify forward-looking statements. Actual results or developments might differ materially from those included in the forward-looking statements because of factors such as unforeseen Year 2000 issues affecting Con Edison's systems, any inaccuracy in the inventory and assessment of Con Edison's systems, infrastructure or embedded technologies, the failure of Con Edison's consultants and venders to successfully complete necessary changes to Con Edison's systems, infrastructure and embedded technologies, the failure of other entities to address their Year 2000 problems, the interrelationship of Con Edison's systems with those of other entities and other presently unknown or unforeseen factors.




ITEM 7.  FINANCIAL STATEMENTS AND EXHIBITS

(c)  Exhibits

      See  Index to Exhibits.


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                                       - 4 -



                                     SIGNATURE





      Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                    CONSOLIDATED EDISON, INC.

                                    CONSOLIDATED EDISON COMPANY
                                       OF NEW YORK, INC.



                                          ROBERT P. STELBEN
                                    By    Robert P. Stelben
                                          Vice President and Treasurer



DATE:  September 24, 1998


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                                       - 5 -


                                 Index to Exhibits

                                                      Sequential Page
                                                      Number at which
Exhibit                 Description                   Exhibit Begins

   1              Underwriting Agreement relating
                  to Series 1998 D Debentures.

   4              Form of Series 1998 D Debenture.

   10 Amendment, signed on August 31, 1998 and dated July 28, 1998, to Employment Contract, dated May 22, 1990 between the Company and Eugene R. McGrath.